Exhibit 32.1

CERTIFICATION

I, James J. Owens, in connection with the Quarterly Report of H.B. Fuller Company on Form 10-Q for the quarter ended May 31, 2014 (the “Report”), hereby certify that:

(a)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of H.B. Fuller Company.

Date: June 27, 2014

/s/ James J. Owens
James J. Owens

President and Chief Executive Officer